EXHIBIT 3

FIRST MANHATTAN CO., FIRST HEALTH, L.P., FIRST HEALTH LIMITED, FIRST HEALTH ASSOCIATES, L.P., FIRST BIOMED MANAGEMENT ASSOCIATES, LLC, FIRST BIOMED, L.P. AND FIRST BIOMED PORTFOLIO, L.P. (COLLECTIVELY, “FIRST MANHATTAN”) INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD TO BE USED TO SOLICIT PROXIES FROM THE STOCKHOLDERS OF VIVUS, INC. (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S 2013 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY FIRST MANHATTAN, SARISSA CAPITAL MANAGEMENT LP, SARISSA CAPITAL OFFSHORE MASTER FUND LP, SARISSA CAPITAL DOMESTIC FUND LP, MICHAEL JAMES ASTRUE, ROLF BASS, JON C. BIRO, SAMUEL F. COLIN, ALEXANDER J. DENNER, JOHANNES J.P. KASTELEIN, MELVIN L. KEATING, DAVID YORK NORTON AND HERMAN ROSENMAN (COLLECTIVELY, THE "PARTICIPANTS") FROM THE STOCKHOLDERS OF THE COMPANY, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF THE COMPANY AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, FIRST MANHATTAN WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD (WHEN AVAILABLE) WITHOUT CHARGE UPON REQUEST.

PARTICIPANTS

First Manhattan Co., together with the entities and individuals below (collectively, the "Participants"), are anticipated to be, or may be deemed to be, participants in a solicitation of proxies from the stockholders of the Issuer in connection with the 2013 annual meeting of stockholders (the "Proxy Solicitation").

The Participants include (i) First Manhattan Co. ("FMC"); (ii) First Health, L.P. ("FH LP"); (iii) First Health Limited ("FH Limited"); (iv) First Health Associates, L.P. ("FHA"); (v) First BioMed Management Associates, LLC ("FBMA"); (vi) First BioMed, L.P. ("First BioMed"); (vii) First BioMed Portfolio, L.P. ("BioMed Portfolio" and together with FMC, FH LP, FH Limited, FHA, FBMA and First BioMed, "First Manhattan"); (viii) Sarissa Capital Management LP ("Sarissa Management"); (ix) Sarissa Capital Offshore Master Fund LP ("Sarissa Offshore"); (x) Sarissa Capital Domestic Fund LP ("Sarissa Domestic" and, together with Sarissa Offshore, the "Denner Funds"); and (xi) each of the following individuals whom First Manhattan proposes to nominate as a director pursuant to the Proxy Solicitation: Michael James Astrue, Rolf Bass, Jon C. Biro, Samuel F. Colin, Alexander J. Denner, Johannes J.P. Kastelein, Melvin L. Keating, David York Norton and Herman Rosenman (collectively, the "Nominees").

FMC is registered as a broker-dealer under the Securities Exchange Act of 1934 and as an investment adviser under the Investment Advisers Act of 1940, and its principal business is investment management. FBMA is registered as an investment advisor under the Investment Advisers Act of 1940, and its principal business is investment management. The principal business of Sarissa Management is investment management. The principal business of each of FH LP, FH Limited, FHA, First BioMed, First BioMed Portfolio and the Denner Funds is to invest in securities. Mr. Astrue retired from the federal government in February 2013 after completing his six-year term as Commissioner of Social Security, and has not yet undertaken a principal business. The principal business of Dr. Bass is serving as a Visiting Professor for Pharmaceutical Medicine at the University of Basel, Switzerland, where he is in charge of the development of postgraduate master curricula for Regulatory Affairs within Pharmaceutical Medicine. The principal business of Mr. Biro is to serve as Executive Vice President and Chief Financial Officer of Consolidated Graphics, Inc., a public company in the general commercial printing industry. The principal business of Dr. Colin is to serve as a Partner and Senior Managing Director at FMC, which provides investment management services to individuals, partnerships, trusts, retirement accounts and institutional clients. The principal business of Dr. Denner is to serve as Chief Investment Officer of Sarissa Capital Management LP, a hedge fund firm. The principal business of Dr. Kastelein is to serve as a Professor of Medicine at the Department of Vascular Medicine at the Academic Medical Center of the University of Amsterdam, where he holds the Strategic Chair of Genetics of Cardiovascular Disease. The principal business of Mr. Keating is serving a private consultant, providing investment advice and other services to private equity firms. The principal business of Mr. Norton since his retirement in September 2011 has been to serve as an advisor or director, as applicable, of several private and public companies, including Savient Pharmaceuticals Inc., the American Foundation for Suicide Prevention and Tapestry Networks. The principal business of Mr. Rosenman following his retirement in October 2012 has been to serve on the board of directors of BioFire Diagnostics, Inc., a private company.

The principal business address of First Manhattan and Dr. Colin is 399 Park Avenue, New York, New York 10022. The principal business address of Mr. Astrue is 47 Benton Road, Belmont, MA 02478. The principal business address of Dr. Bass is Boelckestrasse 80, 12101 Berlin, Germany. The principal business address of Mr. Biro is 5858 Westheimer, Suite 200, Houston, TX 77057. The principal business address of Sarissa Management, Sarissa Domestic and Dr. Denner is 660 Steamboat Road, 3rd Floor, Greenwich, CT 06830. The principal business address of Sarissa Offshore is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands. The principal business address of Dr. Kastelein is AMC, University of Amsterdam, Meibergdreef 15, 1105 AZ Amsterdam. The principal business address of Mr. Keating is 18 Driftwood Dr., Livingston, NJ 07039. The principal business address of Mr. Norton is 8 Greenholm Street, Apt. C, Princeton, NJ 08540. The principal business address of Mr. Rosenman is 8420 Santaluz Village Green E. #100, San Diego, CA 92127.

As of the close of business on May 22, 2013, the Participants may be deemed to beneficially own, in the aggregate, 12,006,203 shares of common stock, par value $0.001 per share (the "Common Stock"), constituting approximately 11.9% of the Issuer's outstanding voting shares. Of the 12,006,203 shares of Common Stock owned in the aggregate by the Participants, such shares of Common Stock may be deemed to be beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) as follows: (a) 9,989,604 shares of Common Stock may be deemed to be beneficially owned by FMC of which 3,578,675 may be deemed to be beneficially owned by virtue of its role as investment advisor to FH LP, FH Limited and FHA, and of which 3,704,129 shares may be deemed to be beneficially owned by virtue of its role as investment advisor to certain investment advisory accounts (the "Investment Accounts"), its discretionary authority over certain discretionary brokerage accounts (the "Brokerage Accounts"), and its relationship with certain partners and employees of FMC who hold and manage certain accounts, including the 500,000 shares held in Dr. Colin's personal account and the 42,000 shares held by trusts established for the benefit of Dr. Colin's family members (the "Employee Accounts" and together with the Investment Accounts and Brokerage Accounts, the "Accounts"); (b) 2,706,800 shares of Common Stock may be deemed to be beneficially owned by FBMA, by virtue of its role as investment advisor to First BioMed and BioMed Portfolio; (c) 5,000 shares of Common Stock may be deemed to be beneficially owned by Mr. Rosenman in his Individual Retirement Account; (d) 2,000 shares of Common Stock may be deemed to be beneficially owned by Mr. Biro; (e) 1,500 shares of Common Stock may be deemed to be beneficially owned by Mr. Norton; (f) 900 shares of Common Stock may be deemed to be beneficially owned by Mr. Keating; (g) 100 shares of Common Stock may be deemed to be beneficially owned by Dr. Bass; and (h) an aggregate of 2,007,099 shares of Common Stock may be deemed to be beneficially owned by Dr. Denner by virtue of his being a principal of Sarissa Management, the investment advisor to Sarissa Offshore, which directly holds 1,024,623 shares of Common Stock, and Sarissa Domestic, which directly holds 982,476 shares of Common Stock. An aggregate of 1,000 shares of Common Stock beneficially owned by FH LP are owned by FH LP in record name.

By virtue of his status as a managing member of the sole general partner of FMC, Dr. Colin may be deemed to beneficially own 9,239,509 shares of Common Stock beneficially owned by FMC, which shares include (x) 3,578,675 shares of Common Stock that FMC beneficially owns by virtue of its role as investment advisor to FH LP, FH Limited and FHA; (y) 2,954,034 shares of Common Stock held by the Investment Accounts and certain Brokerage Accounts and Employee Accounts over which Dr. Colin has discretionary voting power; and (z)

2,706,800 shares of Common Stock that FMC beneficially owns by virtue of its role as investment advisor to First BioMed and BioMed Portfolio. Dr. Colin hereby expressly disclaims beneficial ownership of such 9,239,509 shares of Common Stock, other than the 500,000 shares held in Dr. Colin's personal account and the 42,000 shares held by trusts established for the benefit of Dr. Colin's family members. As of such date, no Nominee other than Dr. Colin, Mr. Rosenman, Mr. Biro, Dr. Denner, Mr. Norton, Mr. Keating and Dr. Bass beneficially owns any shares of Common Stock.

First Manhattan, Dr. Colin, Mr. Rosenman, Mr. Biro, Mr. Norton, Mr. Keating, Dr. Bass, Dr. Denner, Sarissa Management and the Denner Funds may be deemed to have formed a "group," within the meaning of Section 13(d)(3) of the Exchange Act. Collectively, the group (and each member thereof) may be deemed to have beneficial ownership of a combined 12,006,203 shares of Common Stock, constituting approximately 11.9% of the Issuer's outstanding shares of Common Stock. First Manhattan disclaims beneficial ownership of any shares of Common Stock beneficially owned by Dr. Denner and the Denner Funds or beneficially owned by any Nominee (other than with respect to Dr. Colin). Dr. Denner and the Denner Funds each disclaim beneficial ownership of any shares of Common Stock beneficially owned by First Manhattan and any Nominee (other than Dr. Denner). Each Nominee (other than Dr. Denner and Dr. Colin) disclaims beneficial ownership of any shares of Common Stock beneficially owned by any Participant other than such Nominee.

The percentages contained herein are based upon 100,665,029 shares of Common Stock outstanding as of April 23, 2013, as reported in the Issuer's Quarterly Report on Form 10-Q filed with the SEC on May 8, 2013.

In addition to the above, employees of the Participants may assist in the solicitation of proxies and will receive no additional consideration therefor and any persons nominated by the Participants for director of the Issuer pursuant to the Participants' proxy solicitation will, when identified, constitute additional participants in the solicitation.